TYPE:  EX-23.2

MERCADO INDUSTRIES, INC.

EXHIBIT #23.2 Consent of Experts and Counsel

G. BRAD BECKSTEAD
Certified Public Accountant
                                                        330 E. Warm Springs
                                                        Las Vegas, NV 89119
                                                               702.528.1984
                                                        425.928.2877 (efax)




G. BRAD BECKSTEAD
Certified Public Accountant
                                             330 E. Warm Springs
                                             Las Vegas, NV 89119
                                                    702.528.1984
                                             425.928.2877 (efax)


January 10, 2001

To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of January 10, 2001, on the Financial Statements of Mercado Industries, Inc. for the period ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
---------------------
G. Brad Beckstead

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